Exhibit 5.1

April 13, 2016

Echo Therapeutics, Inc.
99 Wood Avenue South, Suite 302
Iselin, New Jersey 08830

Ladies and Gentlemen:

We have acted as counsel to Echo Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale from time to time by the selling stockholders named therein (the “Selling Stockholders”) of up to aggregate of 2,655,613 shares (the “Shares”) of common stock, par value $.01 per share, of the Company, in the manner set forth in the Registration Statement.  The Shares consist of up to (i) 1,191,333 shares (the “Underlying Shares”) of common stock issuable upon conversion of 10% senior secured convertible notes (the “Notes”), (ii) 190,000 shares (the “PIK Shares”) of common stock issuable as payment of interest on the outstanding Notes, (iii) 1,191,333 shares (“Warrant Shares”) of common stock issuable upon exercise of related five-year warrants (“Warrants”), and (iv) 82,947 shares (“PA Warrant Shares”) of common stock issuable upon exercise of placement agent warrants (“Placement Agent Warrants”).  This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals, telecopies or copies (certified or otherwise identified to our satisfaction) of (i) the amended and restated certificate of incorporation, as amended to the date hereof, of the Company filed as Exhibits 3.1 and 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, (ii) the amended and restated bylaws of the Company filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, (iii) resolutions of the board of directors of the Company, (iv) the Registration Statement, (v) the Notes, (vi) the Warrants, (vii) the Placement Agent Warrants, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, officers and other representatives of the Company, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Underlying Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Notes upon conversion thereof, will be validly issued, fully paid and non-assessable, (ii) the PIK Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Note as payment of interest thereunder, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares and PA Warrant Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Warrant and Placement Agent Warrant, respectively, upon exercise thereof, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

 We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion set forth in this letter is effective as of the date hereof.  We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention.  We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Moomjian, Waite & Coleman, LLP

Moomjian, Waite & Coleman, LLP